UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 223-9160

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 15, 2011, Diversified Restaurant Holdings, Inc. (the “Company”) entered into a consulting agreement (“Consulting Agreement”) with P. Friedman & Associates, Inc. (“Friedman & Associates”), a business consultancy of which Mr. Philip Friedman, a recently appointed member of the Company’s Board of Directors (see Item 5.02 disclosures below), is President and an equity owner. The Consulting Agreement is for a term of one year and provides that Friedman & Associates will provide specialized consulting services to the Company in the areas of retail restaurant management, operation, and development. The Company will compensate Friedman and Associates $18,000 per annum, payable in twelve equal monthly installments, for its services during the term of the agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On March 10, 2011, Bill McClintock resigned his position as a member of the Board of Directors (the “Board” or “Board of Directors”) of the Company to enable him to dedicate his efforts to a position of full-time employment with the Company.

On March 10, 2011, the remaining members of the Board voted to appoint Philip Friedman to the Board of Directors to fill the vacancy created by Mr. McClintock’s resignation.

Philip Friedman served as Chairman, Chief Executive Officer, and President of McAlister’s Corporation, a rapidly growing quick casual restaurant concept, from 1999 through July of 2010. Operating and franchising restaurants in 22 states, McAlister’s grew from 27 to 300 restaurants during his leadership. Currently, Mr. Friedman is Vice Chairman of BrandStand Marketing Group and is a Founding member of IL ‘Pioppo, LLC, importers of organic Italian wines. Mr. Friedman is also President of Friedman & Associates, a strategic planning and management consulting company he founded in 1986.

Prior to McAlister’s, Mr. Friedman served as Chairman of Rosti Restaurants; President of Panda Management Company, Inc.; Chief Financial Officer for Service America Corporation; Vice President of Restaurant Planning for Marriott Corporation; Vice President of Planning for Chi Chi’s, Inc.; and as Chief Operating Officer for Sutton Place Gourmet Markets.

Mr. Friedman has served on the Board of Directors for the following companies: Roma Corp. (Tony Roma Restaurants), Cini-Little International, Inc. (a leading foodservice consulting firm), Panda Management, HomeTown Buffet, Inc., Eateries, Inc., Paramark Enterprises, Inc. (T.J. Cinnamons), Roadhouse Grill, Inc., and Silver Diner Corporation.

Mr. Friedman serves on the Board for the National Restaurant Association (“NRA”), the Mississippi Restaurant Association, and is a Trustee for the NRA and a Trustee for the Education Foundation. He is a member of the Culinary Institute of America’s Society of Fellows and the National Association of Corporate Directors.

It is anticipated that Mr. Friedman will serve as a member of the Compensation Committee of the Board of Directors, although a final determination and formal appointment to that committee has not yet been made.

Mr. Friedman is not party to any transaction for which disclosure is required by Item 404(a) of Regulation S-K.

The disclosures of Item 1.01 are incorporated herein by reference.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: March 16, 2011	By:	/s/ David G. Burke
		Name:	David G. Burke
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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